Exhibit 10.2
TERMINATION AGREEMENT
THIS TERMINATION AGREEMENT (this “Termination Agreement”), dated as of February 2, 2022, is entered into by and between (i) OFS Capital Management, LLC, a Delaware limited liability company (the “Adviser”) and (ii) CIM Capital IC Management, LLC, a Delaware limited liability company (the “Sub-Adviser”).
W I T N E S S E T H:
WHEREAS, pursuant an Investment Advisory and Management Agreement dated July 15, 2016 (the “Investment Advisory Agreement”) by and between the Adviser and Hancock Park Corporate Income, Inc. (the “Company”), a Maryland corporation and a closed-end non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), which has been approved by the Company’s Board of Directors, the Company has appointed the Adviser to furnish investment advisory and other services to the Company; and
WHEREAS, the Investment Advisory Agreement permits the Adviser to appoint a sub-advisor to provide certain advisory services in connection with the operation of the Company; and
WHEREAS, the Adviser and the Sub-Adviser entered into that Sub-Advisory Agreement (as amended and supplemented, the “Sub-Advisory Agreement”), dated August 3, 2021, whereby the Sub-Adviser provides Services and capabilities during the term of the Sub-Advisory Agreement on the terms and conditions contained therein; and
WHEREAS, the Adviser and the Sub-Adviser desire to terminate the Sub-Advisory Agreement in its entirety.
NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:
1.Termination. Effective as of the Effective Date, the Sub-Advisory Agreement shall terminate and no longer have any force or effect, except for Section 3 (Compliance and Notification – relating to the period of the Agreement), Sub-Section 6.e (Rights upon Termination), Section 8 (Reporting –for the period of the Agreement) Section 10 (Performance and Liability), Section 11 (Confidentiality; Information Security) and Section 13 (Miscellaneous) thereof, which by their terms shall survive and remain in full force and effect. The Adviser and the Sub-Adviser agree that the “Effective Date” shall be the date hereof, notwithstanding the notice requirement set forth in Section 6(b) of the Sub-Advisory Agreement.
2.Miscellaneous.
a)Capitalized Terms. Capitalized terms used, but not otherwise defined herein, shall have the meanings set forth in the Sub-Advisory Agreement.
b)Counterparts. This Termination Agreement may be executed through the use of separate signature pages and in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all the parties are not signatories to the same counterpart.

c)Electronic Signatures. The words, “execution,” “signed,” “signatures” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law.
d)Severability. If any one or more of the covenants, agreements, provisions or terms of this Termination Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms and shall in no way affect the validity of enforceability of the other provisions of this Termination Agreement.
e)Transfers and Assigns. Neither this Termination Agreement nor any interest or obligation in or under this Termination Agreement may be transferred or assigned by any party hereto without the prior written consent of each other party.
f)Binding Effect: Successors. This Termination Agreement shall be binding upon the parties, shall inure to the benefit of, and shall be binding upon, any permitted successors or assigns of the parties,
g)Notices. Any notice or communication in respect of this Termination Agreement shall be sufficiently given to a party if in writing and delivered in person, by hand, or by email, at the mailing address or email address set out in Exhibit A attached hereto, or to such other address as shall be notified in writing by one party to the other.
h)Parties to this Termination Agreement. Nothing herein shall in any manner create any obligations or establish any rights against any non-party to this Termination Agreement or in favor of any person not a party to this Termination Agreement.
i)Governing Law, Litigation, Venue. This Termination Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such jurisdiction and without giving effect to its choice or conflict of laws rules or principles, and in a manner not in conflict with the provisions of the Investment Company Act, as applicable. No claim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Termination Agreement may be commenced, presented or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the parties consent to the jurisdiction of such courts and personal service. In addition, the parties hereby waive any right to a trial by jury with respect to any such dispute or matter. In the event of litigation relating to this Termination Agreement, the prevailing party (as determined by a court of competent jurisdiction) shall be entitled to recover its costs and expenses (including, without limitation, legal fees and expenses) incurred in connection with such litigation from the non-prevailing party.

j)No Joint Venture. Nothing in this Termination Agreement may be interpreted or construed to create any joint venture, employment, partnership or other relationship between the Sub-Adviser and the Adviser.
k)Entire Agreement. This Termination Agreement contains the entire understanding between the Adviser and the Sub-Adviser concerning the subject matter of this Termination Agreement, and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties on this subject matter.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be duly executed as of the date hereinabove written.

ADVISER OFS CAPITAL MANAGEMENT, LLC By: /s/ Tod K. Reichert Name: Tod K. Reichert Title: Managing Director

SUB-ADVISER CIM CAPITAL IC MANAGEMENT, LLC By: /s/ David Thompson Name: David Thompson Title: Vice President and Chief Financial Officer

Exhibit A

OFS CAPITAL MANAGEMENT, LLC
10 South Wacker Drive, Suite 2500
Chicago, IL 60606
Attention: Tod K. Reichert, General Counsel
Email: treichert@ofsmangement.com
Tel: 847-734-2047
Fax: 847-734-7910

CIM CAPITAL IC MANAGEMENT, LLC
4700 Wilshire Blvd
Los Angeles, CA 90010
Attention: David Thompson, Vice President
Tel: 323-860-7413